UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Toll Brothers Finance Corp. Toll Brothers, Inc.*
(Exact name of each registrant as specified in its charter)

Toll Brothers Finance Corp. – Delaware Toll Brothers, Inc. – Delaware	Toll Brothers Finance Corp. – 23-3097271 Toll Brothers, Inc. – 23-2416878
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

250 Gibraltar Road, Horsham, Pennsylvania	19044
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered
5.625% Senior Notes due 2024 of Toll Brothers Finance Corp.	New York Stock Exchange

Guarantees of 5.625% Senior Notes due 2024 of Toll Brothers Finance Corp. by Toll Brothers, Inc. and certain subsidiaries of Toll Brothers, Inc.*	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-178130 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

*	The co-registrants listed in the table attached hereto are also included in this Form 8-A Registration Statement as additional registrants.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Company's Securities to be Registered.
The securities to be registered hereby are the 5.625% Senior Notes due 2024 (the "Notes") of Toll Brothers Finance Corp., which are fully and unconditionally guaranteed by Toll Brothers Finance Corp.'s indirect parent company, Toll Brothers, Inc., (the "Company"), and all of the Company's subsidiaries that are guarantors under its revolving credit facility. The description of the securities to be registered is contained in the Prospectus Supplement dated November 12, 2013 under "Description of the 2024 Notes," and the Prospectus dated November 23, 2011 under "Description of Senior Debt Securities and Guarantees," copies of which were electronically transmitted for filing with the Securities and Exchange Commission pursuant to Rule 424(b) on November 14, 2013, each of which forms a part of the Company's Registration Statement on Form S-3 (No. 333-178130), and each of which is incorporated herein by reference. Copies of such descriptions will be filed with the New York Stock Exchange, Inc.

Item 2. Exhibits

4.1
Indenture, dated as of February 7, 2012, among Toll Brothers Finance Corp., the Company and the other guarantors named therein and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2012).

4.2
Authorizing Resolutions, dated as of November 21, 2013, relating to the $250,000,000 principal amount of 5.625% Senior Notes due 2024 of Toll Brothers Finance Corp. guaranteed on a Senior Basis by the Company and certain of its subsidiaries (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 21, 2013).

4.3
Form of Global Note for Toll Brothers Finance Corp.’s 5.625% Senior Notes due 2024 (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 21, 2013).

4.4
First Supplemental Indenture dated as of April 27, 2012, to the Indenture dated as of February 7, 2012 by and among the parties listed on Schedule A thereto, and The Bank of New York Mellon, as successor Trustee (incorporated by reference to Exhibit 4.3 of the Company’s Form 10-Q for the quarter ended April 30, 2012).

4.5
Second Supplemental Indenture dated as of April 30, 2013, to the Indenture dated as of February 7, 2012 by and among the parties listed on Schedule A thereto, and The Bank of New York Mellon, as successor Trustee (incorporated by reference to Exhibit 4.4 of the Company’s Form 10-Q for the quarter ended April 30, 2013).

4.6
Third Supplemental Indenture dated as of April 30, 2014, to the Indenture dated as of February 7, 2012 by and among the parties listed on Schedule A thereto, and The Bank of New York Mellon, as successor Trustee (incorporated by reference to Exhibit 4.1 of the Company’s Form 10-Q for the quarter ended April 30, 2014).

4.7
Fourth Supplemental Indenture dated as of July 31, 2014, to the Indenture dated as of February 7, 2012 by and among the parties listed on Schedule A thereto, and The Bank of New York Mellon, as successor Trustee (incorporated by reference to Exhibit 4.1 of the Company’s Form 10-Q for the quarter ended July 31, 2014).

4.8
Fifth Supplemental Indenture dated as of October 31, 2014, to the Indenture dated as of February 7, 2012 by and among the parties listed on Schedule A thereto, and The Bank of New York Mellon, as successor Trustee (incorporated by reference to Exhibit 4.55 of the Company's Form 10-K for the year ended October 31, 2014).

4.9
Sixth Supplemental Indenture dated as of January 30, 2015, to the Indenture dated as of February 7, 2012 by and among the parties listed on Schedule A thereto, and The Bank of New York Mellon, as successor Trustee (incorporated by reference to Exhibit 4.3 of the Company’s Form 10-Q for the quarter ended January 31, 2015).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Toll Brothers Finance Corp.
(Registrant)

Date:	April 10, 2015	By:	/s/ Joseph R. Sicree
			Name:	Joseph R. Sicree
			Title:	Senior Vice President and Chief Accounting
Officer (Principal Accounting Officer)

Toll Brothers, Inc.
(Registrant)

Date:	April 10, 2015	By:	/s/ Joseph R. Sicree
			Name:	Joseph R. Sicree
			Title:	Senior Vice President and Chief Accounting
Officer (Principal Accounting Officer)

Additional Registrants (See Attached Table of Additional Registrants)

Date:	April 10, 2015	By:	/s/ Joseph R. Sicree
			Name:	Joseph R. Sicree
			Title:	Designated Officer

TABLE OF ADDITIONAL REGISTRANTS
The address, including zip code, and telephone number, including area code, for each of the additional registrants is 250 Gibraltar Road, Horsham, Pennsylvania 19044, (215) 938-8000.

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
First Huntingdon Finance Corp.	Delaware	23-2485787
Toll Corp.	Delaware	23-2485860
110-112 Third Ave. Realty Corp.	New York	13-1940046
Amwell Chase, Inc.	Delaware	23-2551304
ESE Consultants, Inc.	Delaware	23-2432981
Fairway Valley, Inc.	Delaware	23-2432976
First Brandywine Investment Corp. II	Delaware	23-2731790
First Brandywine Investment Corp. IV	Delaware	61-1443340
Franklin Farms G.P., Inc.	Delaware	23-2486303
HQZ Acquisitions, Inc.	Michigan	38-3149633
MA Limited Land Corporation	Delaware	23-2523560
PRD Investors, Inc.	Delaware	46-5522455
SH Homes Corporation	Michigan	38-3392296
Shapell Homes, Inc.	Delaware	94-3490626
Shapell Industries, Inc.	Delaware	95-2578030
SI Investment Corporation	Michigan	38-3298884
TB Proprietary Corp.	Delaware	23-2485790
Tenby Hunt, Inc.	Delaware	23-2682947
The Silverman Building Companies, Inc.	Michigan	38-3075345
Toll Architecture I, P.A.	Delaware	20-4889260
Toll Architecture, Inc.	Delaware	20-3532291
Toll AZ GP Corp.	Delaware	23-2815680
Toll Bros. of Arizona, Inc.	Arizona	23-2906398
Toll Bros. of North Carolina, Inc.	North Carolina	23-2777389
Toll Bros. of North Carolina II, Inc.	North Carolina	23-2990315
Toll Bros. of North Carolina III, Inc.	North Carolina	23-2993276
Toll Bros., Inc.	Delaware	23-2600117
Toll Bros., Inc.	Pennsylvania	23-2417123
Toll Bros., Inc.	Texas	23-2896374
Toll Brothers AZ Construction Company	Arizona	23-2832024
Toll Brothers Real Estate, Inc.	Pennsylvania	23-2417116
Toll Buckeye Corp.	Delaware	56-2489916
Toll CA GP Corp.	California	23-2748091
Toll CA Holdings, Inc.	Delaware	45-4751630
Toll Centennial Corp.	Delaware	56-2489913
Toll CO GP Corp.	Colorado	23-2978190
Toll Development Company, Inc.	Michigan	38-3180742
Toll Diamond Corp.	Delaware	57-1195241
Toll FL GP Corp.	Florida	23-2796288
Toll GA GP Corp.	Georgia	20-5853882
Toll Golden Corp.	Delaware	56-2489904
Toll Granite Corp.	Delaware	57-1195215
Toll Holdings, Inc.	Delaware	23-2569047
Toll IL GP Corp.	Illinois	23-2967049

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll Land Corp. No. 6	Pennsylvania	23-2417134
Toll Land Corp. No. 10	Delaware	23-2551776
Toll Land Corp. No. 20	Delaware	23-2551793
Toll Land Corp. No. 43	Delaware	23-2737488
Toll Land Corp. No. 50	Delaware	23-2860513
Toll MD Builder Corp.	Maryland	20-0355148
Toll MI GP Corp.	Michigan	23-2917543
Toll Mid-Atlantic LP Company, Inc.	Delaware	57-1195257
Toll Mid-Atlantic Note Company, Inc.	Delaware	57-1195252
Toll Midwest Note Company, Inc.	Delaware	56-2489923
Toll MN GP Corp.	Minnesota	20-0099962
Toll NC GP Corp.	North Carolina	23-2760759
Toll NH GP Corp.	New Hampshire	23-3048998
Toll NJX-I Corp.	Delaware	51-0413821
Toll Northeast LP Company, Inc.	Delaware	57-1195250
Toll Northeast Note Company, Inc.	Delaware	57-1195240
Toll Northeast Services, Inc.	Delaware	20-3714378
Toll NV GP Corp.	Nevada	23-2928710
Toll OH GP Corp.	Ohio	23-2878722
Toll PA Builder Corp.	Pennsylvania	87-0693313
Toll PA GP Corp.	Pennsylvania	23-2687561
Toll PA II GP Corp.	Pennsylvania	03-0395069
Toll PA III GP Corp.	Pennsylvania	20-1934096
Toll Palmetto Corp.	Delaware	57-1195245
Toll Peppertree, Inc.	New York	23-2709097
Toll Realty Holdings Corp. I	Delaware	23-2954512
Toll Realty Holdings Corp. II	Delaware	23-2954511
Toll RI GP Corp.	Rhode Island	23-3020194
Toll SC GP Corp.	South Carolina	23-3094328
Toll Southeast LP Company, Inc.	Delaware	57-1195213
Toll Southeast Note Company, Inc.	Delaware	57-1195261
Toll Southwest Note Company, Inc.	Delaware	56-2489921
Toll SW Holding I Corp.	Nevada	26-3753963
Toll TN GP Corp.	Tennessee	23-2886926
Toll TX GP Corp.	Delaware	23-2796291
Toll VA GP Corp.	Delaware	23-2551790
Toll VA Member Two, Inc.	Delaware	51-0385726
Toll WA GP Corp	Washington	45-3717010
Toll WestCoast Note Company, Inc.	Delaware	59-3790049
Toll WV GP Corp.	West Virginia	20-3337780
Toll YL, Inc.	California	23-2898272
Upper K Investors, Inc.	Delaware	46-5531792
51 N. 8th Street L.P.	New York	23-2796304
Ashford Land Company, L.P.	Delaware	20-8437831
Audubon Ridge, L.P.	Pennsylvania	23-2668976
Belmont Land, L.P.	Virginia	23-2810333
Binks Estates Limited Partnership	Florida	23-2796300

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Blue Bell Country Club, L.P.	Pennsylvania	23-2668975
Broad Run Associates, L.P.	Pennsylvania	23-2979479
CC Estates Limited Partnership	Massachusetts	23-2748927
Cold Spring Hunt, L.P.	Pennsylvania	23-2702468
Coleman-Toll Limited Partnership	Nevada	23-2928708
Dominion Country Club, L.P.	Virginia	23-2984309
Estates at Princeton Junction, L.P.	New Jersey	23-2760779
Estates at Rivers Edge, L.P.	New Jersey	23-2748080
Fairfax Investment, L.P.	Virginia	23-2982190
Farmwell Hunt, L.P.	Virginia	23-2822996
First Brandywine Partners, L.P.	Delaware	51-0385730
Great Falls Hunt, L.P.	Virginia	23-2719371
Greens at Waynesborough, L.P.	Pennsylvania	23-2740013
Greenwich Chase, L.P.	New Jersey	23-2709793
Hoboken Land LP	New Jersey	20-1466751
Hockessin Chase, L.P.	Delaware	23-2944970
Huckins Farm Limited Partnership	Massachusetts	23-2740411
Laurel Creek, L.P.	New Jersey	23-2796297
Loudoun Valley Associates, L.P.	Virginia	23-3025878
NC Country Club Estates Limited Partnership	North Carolina	23-2917299
Porter Ranch Development Co.	California	95-2952018
Silverman-Toll Limited Partnership	Michigan	23-2986323
Sorrento at Dublin Ranch I LP	California	20-3337641
Sorrento at Dublin Ranch III LP	California	20-3337665
South Riding, L.P.	Virginia	23-2994369
South Riding Amberlea LP	Virginia	20-0383954
South Riding Partners Amberlea LP	Virginia	20-0384024
South Riding Partners, L.P.	Virginia	23-2861890
Southport Landing Limited Partnership	Connecticut	23-2784609
Springton Pointe, L.P.	Pennsylvania	23-2810340
Stone Mill Estates, L.P.	Pennsylvania	23-3013974
Swedesford Chase, L.P.	Pennsylvania	23-2939504
TBI/Naples Limited Partnership	Florida	23-2883354
TBI/Palm Beach Limited Partnership	Florida	23-2891601
The Bird Estate Limited Partnership	Massachusetts	23-2883360
Toll at Brier Creek Limited Partnership	North Carolina	23-2954264
Toll at Honey Creek Limited Partnership	Michigan	20-3675855
Toll at Westlake, L.P.	New Jersey	23-2963549
Toll at Whippoorwill, L.P.	New York	23-2888554
Toll Brooklyn L.P.	New York	20-1941153
Toll Brothers AZ Limited Partnership	Arizona	23-2815685
Toll CA, L.P.	California	23-2963547
Toll CA II, L.P.	California	23-2838417
Toll CA III, L.P.	California	23-3031827
Toll CA IV, L.P.	California	23-3029688
Toll CA V, L.P.	California	23-3091624
Toll CA VI, L.P.	California	23-3091657

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll CA VII, L.P.	California	20-1972440
Toll CA VIII, L.P.	California	20-2328888
Toll CA IX, L.P.	California	20-3454571
Toll CA X, L.P.	California	20-3454613
Toll CA XI, L.P.	California	20-3532036
Toll CA XII, L.P.	California	20-3733386
Toll CA XIX, L.P.	California	20-5853968
Toll CO, L.P.	Colorado	23-2978294
Toll CO II, L.P.	Colorado	46-1812136
Toll CO III, L.P.	Colorado	47-2088497
Toll CT Limited Partnership	Connecticut	23-2963551
Toll CT II Limited Partnership	Connecticut	23-3041974
Toll CT III Limited Partnership	Connecticut	27-3790650
Toll CT IV Limited Partnership	Connecticut	45-4291419
Toll DE LP	Delaware	20-0660934
Toll DE II LP	Delaware	26-1358236
Toll Estero Limited Partnership	Florida	72-1539292
Toll FL Limited Partnership	Florida	23-3007073
Toll FL II Limited Partnership	Florida	73-1657686
Toll FL III Limited Partnership	Florida	20-0135814
Toll FL IV Limited Partnership	Florida	20-1158717
Toll FL V Limited Partnership	Florida	20-2862720
Toll FL VI Limited Partnership	Florida	20-3161585
Toll FL VII Limited Partnership	Florida	20-3482591
Toll FL VIII Limited Partnership	Florida	20-4232188
Toll FL X Limited Partnership	Florida	27-1476302
Toll FL XII Limited Partnership	Florida	46-5669537
Toll FL XIII Limited Partnership	Florida	47-2556249
Toll Ft. Myers Limited Partnership	Florida	82-0559443
Toll GA LP	Georgia	20-5854013
Toll Grove LP	New Jersey	20-0215496
Toll Hudson LP	New Jersey	20-0465460
Toll IL HWCC, L.P.	Illinois	75-2985312
Toll IL, L.P.	Illinois	23-2963552
Toll IL II, L.P.	Illinois	23-3041962
Toll IL III, L.P.	Illinois	03-0382404
Toll IL IV, L.P.	Illinois	20-3733446
Toll IL WSB, L.P.	Illinois	20-1000885
Toll Jacksonville Limited Partnership	Florida	20-0204373
Toll Land IV Limited Partnership	New Jersey	23-2737490
Toll Land V Limited Partnership	New York	23-2796637
Toll Land VI Limited Partnership	New York	23-2796640
Toll Land IX Limited Partnership	Virginia	23-2939502
Toll Land X Limited Partnership	Virginia	23-2774670
Toll Land XI Limited Partnership	New Jersey	23-2796302
Toll Land XV Limited Partnership	Virginia	23-2810342
Toll Land XVI Limited Partnership	New Jersey	23-2810344

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll Land XVIII Limited Partnership	Connecticut	23-2833240
Toll Land XIX Limited Partnership	California	23-2833171
Toll Land XX Limited Partnership	California	23-2838991
Toll Land XXI Limited Partnership	Virginia	23-2865738
Toll Land XXII Limited Partnership	California	23-2879949
Toll Land XXIII Limited Partnership	California	23-2879946
Toll Land XIV Limited Partnership	New York	23-2796295
Toll Land XXV Limited Partnership	New Jersey	23-2867694
Toll Land XXVI Limited Partnership	Ohio	23-2880687
Toll Livingston at Naples Limited Partnership	Florida	71-0902794
Toll MA Land Limited Partnership	Massachusetts	20-4889176
Toll MD AF Limited Partnership	Maryland	23-2740412
Toll MD Builder I, L.P.	Maryland	20-0355209
Toll MD Limited Partnership	Maryland	23-2963546
Toll MD II Limited Partnership	Maryland	23-2978195
Toll MD III Limited Partnership	Maryland	23-3044366
Toll MD IV Limited Partnership	Maryland	71-0890813
Toll MD V Limited Partnership	Maryland	81-0610742
Toll MD VI Limited Partnership	Maryland	20-1756721
Toll MD VII Limited Partnership	Maryland	20-2101938
Toll MD VIII Limited Partnership	Maryland	20-3675884
Toll MD IX Limited Partnership	Maryland	20-3733408
Toll MD X Limited Partnership	Maryland	20-5469282
Toll MD XI Limited Partnership	Maryland	20-8406566
Toll MI Limited Partnership	Michigan	23-2999200
Toll MI II Limited Partnership	Michigan	23-3015611
Toll MI III Limited Partnership	Michigan	23-3097778
Toll MI IV Limited Partnership	Michigan	20-1501161
Toll MI V Limited Partnership	Michigan	20-2489523
Toll MI VI Limited Partnership	Michigan	47-2837197
Toll MN, L.P.	Minnesota	20-0099987
Toll MN II, L.P.	Minnesota	20-4804528
Toll Naval Associates	Pennsylvania	23-2454576
Toll NC, L.P.	North Carolina	20-2087335
Toll NC II LP	North Carolina	20-5208447
Toll NC III LP	North Carolina	27-1931828
Toll NH Limited Partnership	New Hampshire	23-3048999
Toll NJ Builder I, L.P.	New Jersey	41-2089798
Toll NJ, L.P.	New Jersey	23-2963550
Toll NJ II, L.P.	New Jersey	23-2991953
Toll NJ III, L.P.	New Jersey	23-2993263
Toll NJ IV, L.P.	New Jersey	23-3038827
Toll NJ V, L.P.	New Jersey	23-3091620
Toll NJ VI, L.P.	New Jersey	23-3098583
Toll NJ VII, L.P.	New Jersey	20-2635402
Toll NJ VIII, L.P.	New Jersey	20-3337736
Toll NJ XI, L.P.	New Jersey	20-5088496

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll NJ XII LP	New Jersey	46-5647446
Toll Northville Limited Partnership	Michigan	23-2918130
Toll NV Limited Partnership	Nevada	23-3010602
Toll NY LP	New York	20-3887115
Toll NY III L.P.	New York	26-3893230
Toll NY IV L.P.	New York	27-1500651
Toll Orlando Limited Partnership	Florida	20-2862679
Toll PA, L.P.	Pennsylvania	23-2879956
Toll PA II, L.P.	Pennsylvania	23-3063349
Toll PA III, L.P.	Pennsylvania	23-3097666
Toll PA IV, L.P.	Pennsylvania	23-3097672
Toll PA V, L.P.	Pennsylvania	03-0395087
Toll PA VI, L.P.	Pennsylvania	47-0858909
Toll PA VIII, L.P.	Pennsylvania	20-0969010
Toll PA IX, L.P.	Pennsylvania	20-0969053
Toll PA X, L.P.	Pennsylvania	20-2172994
Toll PA XI, L.P.	Pennsylvania	20-3733420
Toll PA XII, L.P.	Pennsylvania	20-1934037
Toll PA XIII, L.P.	Pennsylvania	20-4889135
Toll PA XIV, L.P.	Pennsylvania	26-1603357
Toll PA XV, L.P.	Pennsylvania	26-1415588
Toll PA XVI, L.P.	Pennsylvania	47-1237726
Toll PA XVII, L.P.	Pennsylvania	47-1248397
Toll PA XVIII, L.P.	Pennsylvania	47-1051800
Toll PA XIX, L.P.	Pennsylvania	47-2858350
Toll Realty Holdings LP	Delaware	23-2954509
Toll RI, L.P.	Rhode Island	23-3020191
Toll RI II, L.P.	Rhode Island	27-0043852
Toll SC, L.P.	South Carolina	23-3094632
Toll SC II, L.P.	South Carolina	82-0574725
Toll SC III, L.P.	South Carolina	20-4249465
Toll SC IV, L.P.	South Carolina	26-2314893
Toll Stonebrae LP	California	20-3192668
Toll VA, L.P.	Virginia	23-2952674
Toll VA II, L.P.	Virginia	23-3001131
Toll VA III, L.P.	Virginia	23-3001132
Toll VA IV, L.P.	Virginia	75-2972033
Toll VA V, L.P.	Virginia	47-0887401
Toll VA VI, L.P.	Virginia	20-1972394
Toll VA VII, L.P.	Virginia	20-3675918
Toll VA VIII, L.P.	Virginia	47-1670570
Toll WA LP	Washington	35-2425736
Toll WV LP	West Virginia	20-4249451
Toll YL, L.P.	California	23-3016250
Toll YL II, L.P.	California	80-0014182
Toll-Dublin, L.P.	California	23-3070669
Village Partners, L.P.	Pennsylvania	81-0594073

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
West Amwell Limited Partnership	New Jersey	23-2570825
Wilson Concord, L.P.	Tennessee	23-2887824
89 Park Avenue LLC	New York	23-2796637**
110-112 Third Ave. GC II LLC	New York	13-1940046**
110-112 Third Ave. GC LLC	New York	13-1940046**
126-142 Morgan Street Urban Renewal LLC	New Jersey	20-5088496**
134 Bay Street LLC	Delaware	20-2635402**
1400 Hudson LLC	New Jersey	20-1466751**
1450 Washington LLC	New Jersey	20-1466751**
1500 Garden St. LLC	New Jersey	20-1466751**
2301 Fallston Road LLC	Maryland	23-2963546**
353-357 Broadway LLC	New York	47-1495579
353-357 Broadway Member LLC	New York	57-1195250**
5-01 - 5-17 48th Avenue GC II LLC	New York	23-2796295**
5-01 - 5-17 48th Avenue GC LLC	New York	23-2796295**
5-01 - 5-17 48th Avenue II LLC	New York	23-2796295**
5-01 - 5-17 48th Avenue LLC	New York	23-2796295**
51 N. 8th Street GC LLC	New York	23-2796304**
51 N. 8th Street GC II LLC	New York	23-2796304**
51 N. 8th Street I LLC	New York	23-2709097**
700 Grove Street Urban Renewal, LLC	New Jersey	20-0215496**
Arbor Hills Development LLC	Michigan	20-1501161**
Arbors Porter Ranch, LLC	California	95-2952018**
Arthur’s Woods, LLC	Maryland	23-2963546**
Belmont Country Club I LLC	Virginia	23-2810333**
Belmont Country Club II LLC	Virginia	23-2810333**
Block 255 LLC	New Jersey	20-1466751**
Brier Creek Country Club I LLC	North Carolina	23-2954264**
Brier Creek Country Club II LLC	North Carolina	23-2954264**
C.B.A.Z. Construction Company LLC	Arizona	51-0385729**
C.B.A.Z. Holding Company LLC	Delaware	51-0385729
Component Systems I LLC	Delaware	23-2417123**
Component Systems II LLC	Delaware	23-2417123**
CWG Construction Company LLC	New Jersey	20-1104737
Dominion Valley Country Club I LLC	Virginia	23-2984309**
Dominion Valley Country Club II LLC	Virginia	23-2984309**
Enclave at Long Valley I LLC	New Jersey	23-3038827**
Enclave at Long Valley II LLC	New Jersey	23-3038827**
First Brandywine LLC I	Delaware	23-2731790**
First Brandywine LLC II	Delaware	23-2731790**
First Brandywine LLC III	Delaware	61-1443340**
First Brandywine LLC IV	Delaware	61-1443340**
Frenchman’s Reserve Realty, LLC	Florida	23-2417123**
Golf I Country Club Estates at Moorpark LLC	California	23-2963547**
Golf II Country Club Estates at Moorpark LLC	California	23-2963547**
Goshen Road Land Company LLC	Pennsylvania	57-1195257**
Hatboro Road Associates LLC	Pennsylvania	23-3097666**

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Hawthorn Woods Country Club II LLC	Illinois	75-2985312**
Hoboken Cove LLC	New Jersey	20-1466751**
Hoboken Land I LLC	Delaware	20-1466751**
Jacksonville TBI Realty LLC	Florida	23-2417123**
Liseter Land Company LLC	Pennsylvania	23-2687561**
Liseter, LLC	Delaware	23-2687561**
Lighthouse Point Land Company, LLC	Florida	20-0135814
Long Meadows TBI, LLC	Maryland	23-3044366**
Longmeadow Properties LLC	Maryland	23-3044366**
Martinsburg Ventures, L.L.C.	Virginia	23-2865738**
Mizner Realty, L.L.C.	Florida	23-2417123**
Morgan Street JV LLC	Delaware	20-5088496**
Naples TBI Realty, LLC	Florida	23-2417123**
Orlando TBI Realty LLC	Florida	23-2417123**
Placentia Development Company, LLC	California	95-2578030**
Plum Canyon Master LLC	Delaware	95-2578030**
PRD Investors, LLC	Delaware	95-2578030**
Paramount Village LLC	California	23-2748091**
Phillips Drive LLC	Maryland	23-3044366**
Prince William Land I LLC	Virginia	23-2774670**
Prince William Land II LLC	Virginia	23-2774670**
PT Maxwell Holdings, LLC	New Jersey	20-3153303
PT Maxwell, L.L.C.	New Jersey	20-3153303**
Rancho Costera LLC	Delaware	95-2578030**
Regency at Denville LLC	New Jersey	23-2810344**
Regency at Dominion Valley LLC	Virginia	23-2984309**
Regency at Mansfield I LLC	New Jersey	23-3038827**
Regency at Mansfield II LLC	New Jersey	23-3038827**
Regency at Washington I LLC	New Jersey	23-3098583**
Regency at Washington II LLC	New Jersey	23-3098583**
Shapell Hold Properties No. 1, LLC	Delaware	95-2578030**
Shapell Land Company, LLC	Delaware	95-2578030**
South Riding Realty LLC	Virginia	23-2861890**
SR Amberlea LLC	Virginia	20-0383954**
SRLP II LLC	Virginia	23-2994639**
Tampa TBI Realty LLC	Florida	23-2417123**
TB Kent Partners LLC	Delaware	20-3887115**
The Regency Golf Club I LLC	Virginia	23-2984309**
The Regency Golf Club II LLC	Virginia	23-2984309**
The Ridges at Belmont Country Club I LLC	Virginia	23-2810333**
The Ridges at Belmont Country Club II LLC	Virginia	23-2810333**
Toll Austin TX LLC	Texas	26-0389752**
Toll Austin TX II LLC	Texas	46-4823022
Toll Austin TX III LLC	Texas	47-2161571
Toll BBC LLC	Texas	26-0389704**
Toll BBC II LLC	Texas	26-0389704**
Toll CA I LLC	California	23-2838417**

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll CA III LLC	California	95-2578030**
Toll CA Note II LLC	California	23-2838417**
Toll Cedar Hunt LLC	Virginia	23-2994369**
Toll CO I LLC	Colorado	23-2978294**
Toll Corners LLC	Delaware	23-2963551**
Toll Dallas TX LLC	Texas	26-0389704
Toll EB, LLC	Delaware	23-2810344**
Toll Equipment, L.L.C.	Delaware	23-2417123**
Toll FL I, LLC	Florida	23-3007073**
Toll FL IV LLC	Florida	20-2862720**
Toll FL V LLC	Florida	27-3790713**
Toll Glastonbury LLC	Connecticut	23-3041974**
Toll Henderson LLC	Nevada	23-2417123**
Toll Hoboken LLC	Delaware	20-0465460**
Toll Houston TX LLC	Texas	27-0876926
Toll IN LLC	Indiana	23-2417123**
Toll Jupiter LLC	Florida	20-3368529**
Toll Land VII LLC	New York	57-1195250**
Toll Lexington LLC	New York	27-3767977
Toll MA I LLC	Massachusetts	23-2748927**
Toll MA II LLC	Massachusetts	23-2748927**
Toll MA III LLC	Massachusetts	23-2748927**
Toll MA IV LLC	Massachusetts	23-2748927**
Toll MD I, L.L.C.	Maryland	23-2737488**
Toll MD II LLC	Maryland	23-2740412**
Toll MD III LLC	Maryland	20-2101938**
Toll MD IV LLC	Maryland	20-2101938**
Toll Midwest LLC	Delaware	57-1195250**
Toll Morgan Street LLC	Delaware	20-5088496**
Toll NC I LLC	North Carolina	23-2917299**
Toll NC IV LLC	North Carolina	20-5208447**
Toll NC Note LLC	North Carolina	23-2917299**
Toll NC Note II LLC	North Carolina	23-2917299**
Toll NJ I, L.L.C.	New Jersey	23-3091620**
Toll NJ II, L.L.C.	New Jersey	23-3091620**
Toll NJ III, LLC	New Jersey	23-2417123**
Toll NY II LLC	New York	57-1195250**
Toll North LV LLC	Nevada	23-2417123**
Toll North Reno LLC	Nevada	23-2417123**
Toll NV Holdings LLC	Nevada	23-2417123**
Toll Realty L.L.C.	Florida	23-2417123**
Toll San Antonio TX LLC	Texas	20-4888966**
Toll South LV LLC	Nevada	23-2417123**
Toll South Reno LLC	Nevada	23-2417123**
Toll Southwest LLC	Delaware	23-2417123**
Toll Stratford LLC	Virginia	20-3116806
Toll SW Holding LLC	Nevada	26-3754027

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll TX Note LLC	Texas	26-0389704**
Toll VA L.L.C.	Delaware	51-0385728
Toll VA III L.L.C.	Virginia	23-2417123**
Toll Van Wyck, LLC	New York	23-2796637**
Toll Vanderbilt I LLC	Rhode Island	23-3020194**
Toll Vanderbilt II LLC	Rhode Island	51-1195217**
Toll-Dublin, LLC	California	23-3070669**
Toll West Coast LLC	Delaware	23-2417123**
Upper K Investors, LLC	Delaware	95-2578030**
Upper K-Shapell, LLC	Delaware	95-3017628
Vanderbilt Capital LLC	Rhode Island	56-2421664
Virginia Construction Co. I, LLC	Virginia	23-2417123**
Virginia Construction Co. II, LLC	Virginia	23-2417123**

**	Uses Employer Identification Number used by its sole member.